Exhibit 99.2
SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (“Agreement”) is entered into by and between RIVERVIEW BANCORP, INC. (“Bancorp”), and RIVERVIEW COMMUNITY BANK (the “Bank”) (Bancorp and the Bank are collectively referred to as the “Company”), and KIM CAPELOTO (“Executive”).  The Company and Executive are referred to herein individually as a “Party” and, collectively, as the “Parties.”
The Company and Executive entered into an employment agreement dated December 31, 2018 (“Employment Agreement”), which the Company elected to extend two times for one-year terms each.  The Employment Agreement expired on December 30, 2021.
The Company and Executive entered into a subsequent employment agreement (“January 2022 Employment Agreement”) to extend Executive’s employment with the Company to allow time for the Parties to negotiate the terms of Executive’s ongoing employment or separation from the Company.
Executive desires to end his employment with the Company and to obtain the benefits provided under this Agreement, to which he is not otherwise entitled.
Based on the above recitals, the Parties agree that the following terms will apply only if all conditions of this Agreement are met.
Article 1.  The Company’s Obligations
1.1 Separation Date.  The Company will separate Executive from employment, effective February 4, 2022, provided, Executive does not resign before that date and the Company does not elect to terminate Executive’s employment before that date under the circumstances described in Section 1.2(a) below.  The “Separation Date” will be the earlier of February 4, 2022, the date Executive resigns, or the date the Company elects to terminate his employment.  Executive understands that his Separation Date is the date that employment with the Company ended.
1.2 Consideration.  In consideration for signing this Agreement, and fulfilling all terms and conditions of this Agreement, Executive will be entitled to the following.
     (a) Ongoing Employment.  Executive will continue to be employed by the Company pursuant to the terms and conditions set forth in the January 2022 Employment Agreement, subject to the amendments set forth in Section 1.2(a)(i) below, unless and until the Company notifies him otherwise.  If Executive fails to fulfil his obligations under the January 2022 Employment Agreement, the Company may elect to terminate Executive’s employment prior to February 4, 2022, in accordance with the terms of the January 2022 Employment Agreement (as amended below).
          (i) The Parties agree that all references to “January 31, 2022” in the January 2022 Employment Agreement (found in Sections 2, 5, 7(b)) are replaced with “February 4, 2022.”
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    (b) Separation Payment.  Contingent upon Executive (i) executing the Final Release Agreement, attached hereto as Exhibit A, on or between the Separation Date and the last day of the Final Release’s Consideration Period (defined in Paragraph 3.2 of the Final Release), and (ii) Executive not revoking the Final Release, pursuant to Section 3.3 of the Final Release, the Company will pay Executive Two Hundred Fifty Thousand Dollars ($250,000), less all lawful and authorized deductions and withholdings (“Separation Payment”).  Executive specifically acknowledges and agrees that the Separation Payment exceeds the amount Executive would otherwise be entitled to receive upon termination of his employment with the Company, and that the Separation Payment is in exchange for entering into this Agreement and the Final Release.  Executive further agrees and acknowledges that this Separation Payment is reasonable, valuable, sufficient, and just compensation for the claims released in this Agreement and the Final Release.  So long as Executive fully complies with his obligations under this Agreement and the Final Release, the Separation Payment will be paid to Executive in a lump sum no later than ten (10) business days after the Effective Date of the Final Release (defined in Section 4.2 of the Final Release).
1.3 Payment of Regular Wages.  Whether Executive signs this Agreement or not, the Company will pay Executive his Base Salary owed through the Separation Date, plus payment for any accrued but unused vacation, less all lawful and authorized deductions and withholdings.  Executive acknowledges and agrees he is not eligible for any Incentive Compensation that he has not already received.
1.4 Reimbursement of Business Expenses.  Whether Executive signs this Agreement or not, Executive may submit an expense report for any reimbursable business expenses using the Company’s standard expense reimbursement request process no later than the Separation Date.  The Company will pay any reimbursable expenses in accordance with the Company’s policies.  Executive acknowledges that if he does not submit an expense with an expense report on or before the Separation Date, the expense will not be reimbursed.
1.5 Benefits; COBRA Continuation Coverage.  If Executive participates in the Company’s group health, dental, and vision plans, coverage under these plans will terminate on the last day of the month in which the Separation Date falls.  If Executive is eligible under relevant law and the terms of the Company’s group health, dental, and vision plans, coverage thereafter may be available to Executive and his eligible dependents, pursuant to current federal law (COBRA).  Information will be provided to Executive regarding this coverage.  Executive is solely responsible for taking all steps necessary to elect COBRA, and to pay all costs to maintain coverage under COBRA.  Executive’s participation in all other Company benefit plans and programs ends on the Separation Date, unless applicable benefit plan or program documents dictate otherwise.  Executive’s rights under any benefit plans in which he may have participated will be determined, in accordance with the written plan documents governing those plans.
Article 2.  Executive’s Obligations and Affirmations
2.1 No Additional Compensation or Benefits.  Executive acknowledges that the payments Executive has already received represent full payment of all compensation of any kind earned through all prior pay periods as a result of employment with the Company, and together with the payments in Section 1.3 (Payment of Regular Wages), Executive is not owed by the

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Company any additional compensation, wages, salary, commissions, bonuses, payments for unused paid time off or other leave, or any other payments, remuneration, or income of any kind.  Executive acknowledges that he will have the right to any vested benefits, but that he has no claims or entitlement to additional compensation or benefits of any kind from the Company, past, present, or future, except as set out in this Agreement.
2.2 Resignation of All Other Positions.  By signing this Agreement, Executive hereby resigns from all positions that Executive holds as an officer or member of a board (or committee thereof) of the Company or any Company Affiliate (defined in Section 2.6(a)), effective the Separation Date.
2.3 List of Contacts.  On or before the Separation Date, Executive will provide the Company a list of customers and community contacts that he has interacted with as a representative of the Company, including the name of the individual, the entity the individual represents, and any and all contact information Executive possesses for each contact, to the best of his recollection.
2.4 Return of Property.  On or before the Separation Date, Executive agrees to deliver to the Company all Company property within his possession or control, including keys, keycards, mobile phones, laptop computers, credit cards, documents, computer files, software, source codes, code words, systems, books, manuals, reports, contracts, lists, and any records, data, or recordings of any nature whatsoever, whether on paper, in electronic form, in auditory form, or otherwise, and whether or not containing Confidential Information (defined in Section 9(a)(2) of the Employment Agreement).  If Executive comes into possession or control of any additional Company property after the Separation Date, he shall immediately provide it to the Company’s Human Resources Department.
2.5 Consulting Agreement.  The Parties agree that Executive will Participate in various community events at the request of the Company through December 31, 2022, subject to the following terms and conditions:
     (a) Executive will make a good faith effort to Participate in any event that the Company requests that he attend, but may decline the Company’s request to attend due extenuating circumstances, such as scheduling conflicts, or his own health or the health of a family member.
    (b) “Participate” means Executive will attend the event for a reasonable length of time, as requested by the Company, and will represent and/or promote the Company in a professional and positive manner, which may include speaking or making a presentation, in the manner requested by the Company.
    (c) The Company will pay Executive One Hundred Thousand Dollars ($100,000) for agreeing to Participate in these events (“Consultant Fee”).  So long as Executive fully complies with his obligations under this Agreement and the Final Release, the Consultant Fee will be paid to Executive in a lump sum no later than ten (10) business days after the Effective Date of the Final Release (defined in Section 4.2 of the Final Release).
     (d) If Executive (i) fails to execute the Final Release on or between the Separation Date and the last day of the Final Release’s Consideration Period (defined in Section 3.2 of the Final Release), or (ii) revokes the Final Release pursuant to Section 3.3 of the Final

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Release, the Parties agree that the Company will not ask Executive to Participate in any events pursuant to this Section 2.5, and Executive shall not be entitled to receive the Consultant Fee.
2.6 Restrictive Covenants.
     (a) Reasonableness.  The Company and its parent, affiliates, partnerships, joint ventures, predecessors, successors, assigns, and other entities directly or indirectly controlled by, or under common control with, the Bank or Bancorp (“Company Affiliates”), over a considerable period of time and at great effort and expense, have developed substantial intellectual property and goodwill, including its reputation, brand, special skills, operating methods, and vendor and customer relationships, and has received from third parties, confidential information and trade secrets.  Executive acknowledges and agrees that, as a result of his employment with the Company, he has been personally entrusted with and exposed to Confidential Information (defined in Section 9(a)(2) of the Employment Agreement), and customers, vendors, inventors, and other business relationships of the Company and Company Affiliates.  Executive further acknowledges and agrees that the Company would suffer great and material loss and irreparable harm if Executive discloses or uses the Confidential Information, goodwill, or business relationships of the Company or Company Affiliates after employment ends for improper purposes.  Executive acknowledges and agrees that the terms of this Agreement are fair and reasonable, and reasonably necessary to protect the Company’s legitimate business interests, and that the terms of this Agreement do not preclude Executive from earning a livelihood, or unreasonably impose limitations on his ability to earn a living.  Executive and the Company further agree that if an arbitrator or court of competent jurisdiction determines that any terms in this Section 2.6 are unreasonable or unenforceable, then the Parties agree to submit to the reduction of any such activity, time period, or geographic restriction necessary to enable enforcement of such terms to the fullest extent permitted under applicable law.
     (b) Noncompetition.  During the eighteen (18)-month period following the Separation Date, Executive agrees and covenants not to, directly or indirectly, engage in any Prohibited Activity in any city, town, or county in which the Company or a Company Affiliate has an office or branch or has filed an application for regulatory approval to establish an office or branch.  “Prohibited Activity” is defined as an activity Executive engages in or which Executive contributes Executive’s knowledge, directly or indirectly, in whole or in part, as an employee, employer, operator, manager, advisor, consultant, contractor, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity, in the same or similar business of Company, including, without limitation, the business of providing depository, lending, trust, wealth management, or investment services.  “Prohibited Activity” also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information, or Confidential Information.  Nothing herein shall prohibit Executive from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that Executive is not a controlling person of, or a member of a group that controls, such corporation.
     (c) Non-solicitation of Customers.  During the eighteen (18)-month period following the Separation Date, Executive will not, directly or indirectly, solicit, call on, induce, or encourage Customers or Business Partners to terminate or limit their relationship with the Company or to send their business elsewhere or assist any person, group, or entity in doing so or

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attempting to do so.  For purposes of this Subsection, “Customers” are:  (i) all customers serviced by the Company or any Company Affiliate at any time within twelve (12) months before the Separation Date; (ii) all customers and potential customers whom the Company or a Company Affiliate, with the knowledge or participation of Executive, actively solicited at any time during the twelve (12) months before the Separation Date; and (iii) all successors, owners, directors, partners, and management personnel of the Customers described in Subsection 2.6(c)(i) or (ii).  “Business Partners” are suppliers, vendors, investors, financial institutions, and other persons and entities with whom the Company currently conducts or has conducted business during the twelve (12) months before the Separation Date.
      (d) Non-raiding of Employees.  Executive recognizes that the workforce of the Company and Company Affiliates are a vital part of the Company’s business.  Therefore, Executive agrees that during the eighteen (18)-month period following the Separation Date, Executive will not, directly or indirectly, recruit or solicit any Company Employee to:  (i) breach or modify any provision of such employee’s employment agreement with the Company; (ii) reduce or change the quality or quantity or availability of such employee’s services to the Company; or (iii) terminate such employee’s employment with the Company or any Company Affiliate.  Executive also agrees not to disclose or identify any Company Employee as a potential candidate to a third party; however, this does not restrict general solicitations, such as help-wanted ads or job postings, so long as those solicitations are not specifically directed to individuals who are known to be a Company Employee.  For purposes of this Subsection, “Company Employee” means all employees working for the Company or a Company Affiliate as of the Separation Date.
      (e) Post-Termination Cooperation; Confidentiality; Protection of Intellectual Property.  The Parties agree that Executive’s obligations in Sections 8, 9(a), and 10 of the Employment Agreement survive expiration of the Employment Agreement and termination of Executive’s employment with the Company, and remain in full force and effect.
     (f) Interpretation.  The Parties intend this Agreement to comply with applicable Washington law, and both Parties believe that all portions of this Agreement comply with all applicable law, including, but not limited to, RCW 49.62.  Notwithstanding any other term or condition hereof to the contrary, or any other right or remedy available to Executive, if Executive believes, at any time, that this Agreement (or any portion thereof) violates any applicable law, Executive shall provide the Company with written notice of the alleged non-compliance, and shall give the Company thirty (30) days to cure such alleged non-compliance or to agree not to enforce any non-complaint provision of this Agreement before Executive commences legal proceedings or reports such alleged non-compliance to any governmental authority.  Notice should be provided to the Company’s President and Chief Executive Officer.
      (g) Injunctive Relief Remedies.  Executive acknowledges that compliance with this Section 2.6 is necessary for the protection of the goodwill and other legitimate interests of the business of the Company, and that if Executive breaches this Section 2.6, the Company will suffer irreparable harm and, in such event, monetary damages will be inadequate.  Accordingly, in the event that Executive breaches or threatens breach of the terms of this Section 2.6, the Company shall be entitled to seek temporary or permanent injunctive relief, in addition to and not in limitation of any other rights, remedies, or damages available to the Company at law or in equity, to prevent or restrain any such breach by Executive, and that any arbitrator or court of competent

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jurisdiction can award relief without proof of actual damages or requiring any bond, and enter an order enforcing this Agreement and any other remedies provided by applicable law.  Executive understands that the Company has the right to seek other relief available at law or equity.  Executive waives any argument that the Company is not irreparably harmed by Executive’s breach, is not entitled to seek injunctive relief, or that the Company must elect one remedy.
2.7 Mutual Non-Disparagement.  Executive agrees not to make any disparaging statements, either written or verbal, to any third party, including to any member of the media, to current or former employees of the Company or any Company Affiliate (defined in Section 2.6(a)), or on any social media sites, regarding the Company or a Company Affiliate, or their services, practices, employees, officers, or directors.  The Company agrees it will not issue any official statements or press releases disparaging Executive, and will instruct the members of the Bank’s and Bancorp’s Boards and executive officers not to make any disparaging statement, either written or oral, to any third party.  The terms of this Section 2.7 shall survive the termination of this Agreement or other arrangements contained in this Agreement.  Nothing in this Agreement prevents the Parties from making truthful reports to any governmental agency, making any truthful disclosures permitted by law, or truthfully responding to any lawful subpoena, court order, or request from an administrative agency.
2.8 References.  Executive agrees to instruct all prospective employers to direct requests for references to the Company’s President and Chief Executive Officer.  Executive also agrees and acknowledges that the Company may state that its policy is to provide only dates of employment, last position held, and (with appropriate written authorization from Executive) last compensation level.  Executive hereby consents to the release of this information.  Executive also agrees that he will not ask any other current or former employee, officer, or director of the Company or any Company Affiliate (defined in Section 2.6(a)) to provide a reference, nor shall they be authorized to do so.
2.9 Affirmations.  The Parties agree that, in entering into this Agreement, the Company is expressly relying on the following representations by Executive.  The Parties further agree that the representations made by Executive in this Section 2.9 are admissions by Executive and are admissible as a sworn statement of fact by Executive in any proceeding between the Parties.
    (a) Executive acknowledges and declares that, while employed by the Company, Executive has been provided, and has not been improperly denied, any leave or reasonable accommodations requested under applicable federal, state, or local laws, including family or medical leave, paid sick leave, or any other leave or accommodations mandated by law.  Executive further acknowledges that if any such leave was provided, the Company restored Executive to his position following leave in compliance with all applicable federal, state, and local leave laws, and that Executive has not suffered any adverse employment action of any kind (for example, termination, demotion, transfer, harassment, or reduction or denial of pay or benefits) as a result of requesting or receiving leave or an accommodation under any applicable federal, state, or local law.  Executive further affirms that he has disclosed any workplace injuries or occupational diseases.
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    (b) Executive affirms that he has not been retaliated against for reporting any allegations of wrongdoing by the Company and any Released Party (defined in Section 3.2), including, but not limited to, allegations of corporate fraud.
   (c) Executive affirms and acknowledges that in connection with his employment by the Company, Executive never had any reasonable belief that Company committed any violation of the securities laws or intimidated, threatened, restrained, coerced, blacklisted, or in any other manner discriminated or retaliated against Executive because of any lawful act done by Executive.
   (d) Executive affirms that he has not participated in any violation of law in connection with Executive's employment, or in any wrongdoing or breach of fiduciary duty, including, without limitation, any misrepresentation to or regarding the Company or any other Released Party, or any of their clients, or vendors, or any governmental agency.
   (e) Executive affirms that he has not divulged any Confidential Information (defined in Section 9(a)(2) of the Employment Agreement) or privileged information, and that he will continue to maintain the confidentiality of all such Confidential Information and privileged information.
     (f) Executive acknowledges that he is not entitled to any other compensation, benefit, or payment from the Company, other than that expressly set forth in this Agreement.
2.10            Injunctive Relief.  Executive agrees that in the event Executive materially breaches any of the provisions in this Article 2 (Executive’s Obligations and Affirmations) or Article 3 (Waiver and Release of Claims) of this Agreement, damages would be difficult, if not impossible, to ascertain.  Executive agrees that, in addition to and without limiting any other remedy or right it may have, the Company shall have the right to an immediate injunction or such other equitable relief enjoining any such threatened or actual breach.  The existence of this right shall not preclude the Company from pursuing any other rights and remedies at law or in equity that it may have, including the recovery of damages.
Article 3.  Waiver and Release of Claims
3.1 General Release of Claims.  As further specific consideration, and in recognition that the terms of this Section 3.1 are a material reason for the Company to enter into this Agreement, Executive releases and forever discharges, to the fullest extent permitted by law, any and all Released Parties (defined below) from any and all claims, demands, causes of action, liabilities, and damages (including attorneys’ fees and costs actually incurred) of any kind whatsoever, whether known, unknown, or suspected, whether contingent, not contingent, asserted or not asserted, and whether based in common law, tort, contract, or any federal, state, or local law, statute, regulation, or emergency order or proclamation, arising at any time up to the date Executive signed this Agreement (“Released Claims”).  Such Released Claims include, by way of example and without limitation, any claims of breach of contract, violation of public policy, defamation or other torts, mental distress, lost wages, lost benefits, discrimination of any sort, harassment, whistleblower claims, retaliation, or wrongful or constructive discharge, including, but not limited to, any alleged violation of the following laws (including any and all amendments

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to them):  (a) Title VII of the Civil Rights Act of 1964; (b) Sections 1981 through 1988 of Title 42 of the United States Code; (c) the Executive Retirement Income Security Act of 1974 (ERISA) (except for claims for any vested benefits which cannot, as a matter of law, be waived); (d) the Immigration Reform and Control Act; (e) the Americans with Disabilities Act; (f) the Age Discrimination in Employment Act of 1967 (“ADEA”) as amended and the Older Workers Benefit Protection Act (OWBPA); (g) the Uniform Services Employment and Re-Employment Rights Act (USERRA); (h) the Workers Adjustment and Retraining Notification Act; (i) the Fair Credit Reporting Act; (j) the Washington Law Against Discrimination; (k) the Washington Minimum Wage Act; (l) the Washington Equal Pay and Opportunities Act; (m) Washington state laws regarding protected leaves of absence; (n) the retaliation provisions of the Washington Workers’ Compensation Act; (o) the Washington Industrial Safety and Health Act (WISHA); (p) Washington state and local ordinances providing for paid sick leave; (q) any other federal, state, or local law, rule, regulation, or ordinance; (r) any public policy, contract, tort, or common law; or (s) any law, regulation, rule, equitable principle, contractual obligation, or common law provision allowing for damages, costs, attorneys’ fees, or other fees or expenses incurred in connection with Executive’s employment with the Company.
Executive acknowledges that this Agreement constitutes a full and final settlement of any and all Released Claims, and this Agreement releases the Released Parties from any further liability to Executive (or to anyone else Executive has power to bind in this Agreement) in connection with any such claims.
3.2 Released Parties.  “Released Party” or “Released Parties” means the Bank, Bancorp, and the Company Affiliates (defined in Section 2.6(a)); and with respect to each such entity, all benefit plans and past, present, and future employees, managers, supervisors, fiduciaries, directors, trustees, officers, owners, shareholders, partners, members, representatives, agents, contractors, attorneys, assigns, and insurers, whether acting in their individual or official capacities, and any other persons acting by, through, under, or in concert with, any of the persons or entities listed in this Section 3.2; and with respect to each such entity and person, all predecessors, successors, and assigns.
3.3 Claims and Actions Not Released.
      (a) Executive is not waiving (1) any rights he may have to Executive’s own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Separation Date; (2) benefits or rights to seek benefits under applicable workers’ compensation or unemployment insurance or indemnification statutes; (3) claims which, by law, cannot be waived by signing this Agreement; or (4) claims to enforce this Agreement or challenge its validity.  In addition, this Agreement does not prohibit any claim challenging the validity of this release of claims under the ADEA.
      (b) Nothing in this Agreement in any way prohibits or restricts Executive (or Executive’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (FINRA), or any other securities regulatory agency or self-regulatory authority, or the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Occupational Safety and Health Administration (OSHA), or any other federal, state, or local governmental agency or

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commission (collectively, “Government Agencies”).  Executive further understands that this Agreement does not limit his ability to communicate with any securities regulatory agency or authority/Government Agencies, or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority/Government Agencies in connection with reporting a possible securities law violation without notice to the Company.  This Agreement does not limit the Executive’s right to receive an award for information provided to any Government Agencies/to the SEC staff or any other securities regulatory agency or authority.  However, Executive agrees that he is not entitled to, and will not accept, any monetary recovery directly from the Company as a result of filing any such report, disclosure, charge, or complaint with any Government Agency.
3.4 Collective/Class Action Waiver.  Executive understands that if any claim that arose on or before the date that he signed this Agreement is not subject to release under this Agreement, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative, or to otherwise participate in a putative or certified class, or collective or multi-party action or proceeding, on such a claim in which the Company or any other Released Party (defined in Section 3.2) is a party.
3.5 Unknown/Undiscoverable Claims.  Executive understands and agrees that he is giving up all rights and claims of any kind, known or unknown, except for the rights specifically granted in this Agreement.  Executive further understands that he is releasing potentially unknown or undiscovered claims, and that Executive may have limited knowledge with respect to some of the claims being released.  Executive acknowledges that there is a risk that, after signing this Agreement, he may learn of information previously unknown, unsuspected, or undiscoverable that might have affected Executive’s decision to enter into this Agreement.  Executive assumes this risk and all other risks of any mistake in entering into this Agreement, and understands and agrees that this Agreement, including, but not limited to, the release and discharge of claims contained in this Article 3, will remain in full force and effect in all of its aspects, even if such additional information becomes known.
3.6 No Existing Claims/Assisting With Claims.  As a material part of this Agreement, Executive represents and warrants that he has not initiated any suit, action, or arbitration before any federal, state, or local judicial, administrative, or other forum, with respect to any matter arising out of or connected with his employment with the Company or the termination of that employment.  Except as may be required by subpoena, court order, or other force of law, Executive agrees not to assist any person or entity in commencing or prosecuting any action or proceeding against any Released Party (defined in Section 3.2) connected to any and all matters arising from any event that has occurred up to the date that Executive signed this Agreement, except as otherwise permitted by the terms of this Agreement.
3.7 Indemnification.  Executive agrees to defend, indemnify, and hold harmless the Released Parties from and against all losses, costs, damages, or expenses, including, without limitation, reasonable attorneys’ fees incurred, arising out of a breach of this Article 3  of this Agreement.
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Article 4.  Older Workers’ Benefit Protection Act Provisions
4.1 Knowing and Voluntary Release of Claims.  Executive acknowledges and agrees that, under Article 3 (Waiver and Release of Claims), he is knowingly and voluntarily, free from duress and as a result of Executive’s own free will, waiving rights and claims under the Age Discrimination in Employment Act (ADEA) arising on or before the day he signs this Agreement that he may have against the Released Parties (defined in Section 3.2).  Executive further acknowledges and agrees that nothing has interfered with his ability to read and understand the terms of this Agreement.
4.2 Consideration Period.  Executive has twenty-one (21) calendar days from the date the original Agreement was given to him (which was January 17, 2022) to consider this Agreement before signing it (“Consideration Period”).  Executive agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the Consideration Period.  This Agreement must be signed by Executive and received by the Company’s President and Chief Executive Officer no later than the end of the Consideration Period.  If Executive does not sign and return this Agreement within the Consideration Period, it will not become effective or enforceable, and Executive will not receive the benefits described in this Agreement.
4.3 Revocation Period.  Executive has seven (7) calendar days after signing this Agreement to revoke it (“Revocation Period”).  To revoke this Agreement after signing it, Executive must deliver to the Company’s President and Chief Executive Officer a written notice of revocation before the Revocation Period expires.  If Executive revokes this Agreement before the Revocation Period expires, it will not become effective or enforceable, and he will not receive the benefits described in this Agreement.
4.4 Opportunity to Consult Legal and Financial Advisors.  Executive is advised and encouraged to consult with an attorney before signing this Agreement.  Executive acknowledges that he has had adequate time to consult legal counsel and financial advisors before signing this Agreement.  Executive understands that the Company makes no representations as to the tax consequences of any payments under this Agreement.  Executive further acknowledges that Executive is solely responsible for any costs made in connection with any services performed on Executive’s behalf by an attorney or other third parties.
4.5 Acceptance.  Executive agrees and accepts this Agreement and acknowledges that he has not signed this Agreement relying on anything not stated in this Agreement.  Executive acknowledges that if he is signing this Agreement before the end of the Consideration Period, he has decided not to use the full Consideration Period, even though he has the right to do so.  Executive represents and warrants that he has all necessary authority to enter into this Agreement (including, on behalf of his marital community or registered domestic partnership, if any), and that Executive has not transferred any interest in any claims to his spouse, registered domestic partner, or any third party.
Article 5.  General Provisions
5.1 Effective Date.  This Agreement shall not become effective until the eighth (8th) calendar day after it is signed by both Executive and the Company (“Effective Date”).  The

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Company will not unreasonably withhold or delay signing this Agreement upon receiving a signed copy of this Agreement from Executive.
5.2 Section 409A.  The Parties intend to comply with IRS Code Section 409A (“Section 409A”), or an exemption thereunder, and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.
5.3 Forfeiture of Separation Payment and Consulting Fee in the Event of Breach.  If Executive breaches any obligations under this Agreement, including, but not limited to, Executive’s obligations under Article 2 (Executive's Obligations and Affirmations) and Article 3 (Waiver and Release of Claims), or breaches any obligation under the Final Release, Executive understands that he will forfeit, and shall not be entitled to receive, any unpaid Separation Payment or Consultant Fee that the Company might otherwise be obligated to provide under Section 1.2 (Consideration) and Section 2.5 (Consulting Agreement), and Executive must repay the Company any portion of the Separation Payment and Consultant Fee that he has already received; except that Executive shall not forfeit a pro-rata portion of the Consultant Fee for any month(s) in which Executive Participates in an event pursuant to Section 2.5, provided his Participation is in accordance with the terms and conditions of Section 2.5 and Section 2.7 (Mutual Non-Disparagement) (i.e. Executive shall not forfeit one-eleventh of the Consultant Fee for each such month).
5.4 Non-Admission.  This Agreement shall not be construed as an admission by Executive or any Released Party (defined in Section 3.2) of any liability, breach of any agreement, or violation of any statute, law, regulation, or emergency order or proclamation; nor shall it be construed as an admission of any deficient performance or breach of any professional obligation.
5.5 Successors and Assigns.  Executive’s obligations under this Agreement will bind his heirs, successors, executors, administrators, representatives, attorneys, and assigns to the benefit of the Company.  The Company shall have the right to assign this Agreement to any of the Company’s successors, assigns, or Company Affiliates (defined in Section 2.6(a)).  This Agreement shall be binding upon the successors and permitted assigns of the Company.
5.6 Governing Law and Interpretation.  This Agreement is governed by the laws of the state of Washington, without giving effect to the rules governing the conflicts of laws, and regardless of whether a party changes domicile or residence; provided, however, that parol evidence shall not be admissible to alter, vary, or supplement the terms of this Agreement.  The headings in this Agreement are for convenience only and shall not affect the meaning of the terms as set out in the text.  This Agreement was the result of negotiations between the Parties.  In the event of vagueness, ambiguity, or uncertainty, this Agreement shall not be construed against the Party preparing it, but shall be construed as if both Parties prepared it jointly.
5.7 Dispute Resolution; Enforcement.  The Parties agree that Section 13 of the Employment Agreement (“Dispute Resolution”) survives termination of Executive’s employment

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with the Company, remains in full force and effect, and is specifically incorporated by reference, in its entirety, in this Agreement.  The Parties further agree that any dispute, claim, or controversy arising from or related to this Agreement or the Final Release (or breach of either), is subject to Dispute Resolution to the fullest extent allowed by law.  For any dispute, claim, or controversy that is not subject to Dispute Resolution, Executive consents to the exercise of personal jurisdiction by a court of competent jurisdiction in the state of Washington, and agrees that venue shall be in Clark County, Washington.  Executive hereby waives the right to argue to the contrary.  The Party instituting an action must take steps to file this Agreement or any documents setting forth the terms of this Agreement with the court under seal, unless otherwise required by law.  In any dispute involving this Agreement or the Final Release, the prevailing party in that action shall be entitled to recover reasonable attorneys’ fees and costs, unless otherwise prohibited by law.
5.8 Waiver.  If Executive or the Company fails to enforce this Agreement or insist on performance of any term, that failure does not constitute a waiver of that term or of this Agreement.
5.9 Severability.  The Parties agree that if any of the provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions shall nevertheless continue to be valid and enforceable.  However, if any portion of the release and waiver language in Article 3 (Waiver and Release of Claims) is ruled unenforceable for any reason, Executive agrees to use his best efforts to negotiate in good faith an enforceable release and waiver, and the Company may void the Agreement within sixty (60) days following receipt of written notice of the invalidity or unenforceability.
5.10 Complete Agreement and Modification.  This Agreement represents and contains the entire understanding between the Parties in connection with the subject matter of this Agreement.  Executive acknowledges that in addition to this Agreement, Executive is bound by the January 2022 Employment Agreement (as amended) and provisions of the Employment Agreement that survive termination of Executive’s employment (i.e., Sections 8, 9(a), 10, and 13) (collectively, “Additional Agreements”), which the Parties agree remain in full force and effect.  This Agreement shall not supersede any obligation of Executive under any enforceable agreement concerning confidentiality, non-competition, trade secrets, proprietary information, non-disclosure, inventions, patents, copyrights, or intellectual property that Executive previously signed, and any such agreement shall continue to remain in full force and effect; provided, however, that if Executive has already entered into any prior agreements or covenants that are enforceable and that provide more protection to the Company’s business, this Agreement shall supplement, rather than supersede, such prior agreements or covenants to the maximum extent allowed by law.  It is expressly acknowledged and recognized by all Parties that there are no oral or written collateral agreements, understandings, or representations between the Parties, other than as contained in this Agreement and the Additional Agreements.  Any modifications to this Agreement must be in writing and signed by both Parties to be effective.
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5.11 Counterparts; Electronic Signature.  For the convenience of the Parties, this Agreement may be executed by facsimile, scanned e-mail copy, or electronic signature, and in any number of counterparts, all of which when taken together shall constitute one and the same Agreement.
AGREED BY:
RIVERVIEW BANCORP, INC.	RIVERVIEW COMMUNITY BANK
/s/Kevin Lycklama	/s/Kevin Lycklama
By: Kevin Lycklama	By: Kevin Lycklama
Its: President/CEO	Its: President/CEO
Date: 1/20/2022	Date: 1/20/2022
KIM CAPELOTO
/s/Kim Capeloto
Date: 1-20-2022

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EXHIBIT A

FINAL RELEASE AGREEMENT
This Final Release Agreement (“Final Release”) is entered into by and between RIVERVIEW BANCORP, INC. (“Bancorp”), and RIVERVIEW COMMUNITY BANK (the “Bank”) (Bancorp and the Bank are collectively referred to as the “Company”), and KIM CAPELOTO (“Executive”).  The Company and Executive are referred to herein individually as a “Party” and, collectively, as the “Parties.”
The Parties entered into a Separation Agreement and General Release, which was signed on _____________, 2022 (“Separation Agreement”), to set forth the terms and conditions relating to Executive’s separation from the Company’s employ.  As detailed in the Separation Agreement, the Company agreed to pay Executive Two Hundred Fifty Thousand Dollars ($250,000), less all lawful and authorized deductions and withholdings, in exchange for execution of the Separation Agreement and this Final Release.
Now therefore, in consideration for the Separation Payment to be provided under the Separation Agreement, Executive acknowledges and agrees as follows.
Article 1.   Executive’s Obligations and Affirmations
1.1 No Additional Compensation or Benefits.  Executive acknowledges that the payments Executive has already received represent full payment of all compensation of any kind earned through all prior pay periods as a result of employment with the Company, and together with the payments in Section 1.3 of the Separation Agreement, Executive is not owed by the Company any additional compensation, wages, salary, commissions, bonuses, payments for unused paid time off or other leave, or any other payments, remuneration, or income of any kind.
1.2 Reaffirmation of Separation Agreement Obligations and Affirmations.  Executive reaffirms each and every affirmation, representation, and obligations assumed by him in and under the Separation Agreement, and acknowledges that he continues to be bound by every provision and obligation undertaken or reaffirmed by him.  Executive acknowledges and affirms that he no longer has any Company property (in any form, including copies) within his possession or control.  Notwithstanding anything else to the contrary, Executive’s releases in this Final Release are not intended to, nor shall they be effective to, release or discharge any rights, duties, or obligations arising under the Separation Agreement.
1.3 Injunctive Relief.  Executive agrees that in the event Executive materially breaches any of the provisions in this Final Release, damages would be difficult, if not impossible, to ascertain.  Executive agrees that, in addition to and without limiting any other remedy or right it may have, the Company shall have the right to an immediate injunction or such other equitable relief enjoining any such threatened or actual breach.  The existence of this right shall not preclude the Company from pursuing any other rights and remedies at law or in equity that it may have, including the recovery of damages.

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Article 2.   Waiver and Release of Claims
2.1 General Release of Claims.  As a material provision of this Final Release, Executive releases and forever discharges, to the fullest extent permitted by law, any and all Released Parties (defined below) from any and all claims, demands, causes of action, liabilities, and damages (including attorneys’ fees and costs actually incurred) of any kind whatsoever, whether known, unknown, or suspected, whether contingent, not contingent, asserted or not asserted, and whether based in common law, tort, contract, or any federal, state, or local law, statute, regulation, or emergency order or proclamation, arising at any time up to the date Executive signed this Final Release (“Released Claims”).  Such Released Claims include, by way of example and without limitation, any claims of breach of contract, violation of public policy, defamation or other torts, mental distress, lost wages, lost benefits, discrimination, harassment, whistleblower claims, retaliation, or wrongful or constructive discharge, including, but not limited to, any alleged violation of the following laws (including amendments): (a) Title VII of the Civil Rights Act of 1964; (b) the Americans with Disabilities Act; (c) the Age Discrimination in Employment Act of 1967 (“ADEA”), (d) the Older Workers’ Benefit Protection Act (OWBPA); (e) the Uniform Services Employment and Re-Employment Rights Act (USERRA); (f) federal, state, and local wage and hour laws; (g) federal, state, and local laws related to discrimination, harassment, retaliation, reasonable accommodations, or protected leaves of absence or time off; (h) any other federal, state, or local law, rule, regulation, or ordinance; (i) any public policy, contract, tort, or common law; or (j) any law, regulation, rule, equitable principle, contractual obligation, or common law provision allowing for damages, costs, attorneys’ fees, or other fees or expenses incurred in connection with Executive’s employment with the Company.  “Released Parties” and “Released Party” are defined as set forth in in Section 3.2 of the Separation Agreement.
Executive acknowledges that the Separation Agreement and this Final Release constitute full and final settlement of any and all Released Claims, and this Final Release releases the Released Parties from any further liability to Executive (or to anyone else Executive has power to bind in this Final Release) in connection with any such claims.
2.2 Claims and Actions Not Released.  Executive is not waiving (1) any rights he may have to Executive’s own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Separation Date; (2) benefits or rights to seek benefits under applicable workers’ compensation or unemployment insurance or indemnification statutes; (3) claims which, by law, cannot be waived by signing this Final Release; or (4) claims to enforce the Separation Agreement or this Final Release or challenge their validity.  This Final Release also does not prohibit any claim challenging the validity of this release of claims under the ADEA.  In addition, nothing in this Final Release in any way prohibits or restricts Executive (or Executive’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (FINRA), or any other securities regulatory agency or self-regulatory authority, or the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Occupational Safety and Health Administration (OSHA), or any other federal, state, or local governmental agency or commission (collectively, “Government Agencies”).  Executive further understands that this Final Release does not limit his ability to communicate with any securities regulatory agency or authority/Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any securities regulatory agency or authority/Government Agencies in connection with reporting a possible

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securities law violation without notice to the Company.  This Final Release does not limit the Executive’s right to receive an award for information provided to any Government Agencies/to the SEC staff, or any other securities regulatory agency or authority.  However, Executive agrees that he is not entitled to, and will not accept, any monetary recovery directly from the Company as a result of filing any such report, disclosure, charge, or complaint with any Government Agency.
2.3 Collective/Class Action Waiver.  Executive understands that if any claim that arose on or before the date that he signed this Final Release is not subject to release under this Final Release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative, or to otherwise participate in a putative or certified class, or collective or multi-party action or proceeding, on such a claim in which the Company or any other Released Party is a party.
2.4 Unknown/Undiscoverable Claims.  Executive understands and agrees that he is giving up all rights and claims of any kind, known or unknown, except for the rights specifically granted in this Final Release.  Executive further understands that he is releasing potentially unknown or undiscovered claims, and that Executive may have limited knowledge with respect to some of the claims being released.  Executive acknowledges that there is a risk that, after signing this Final Release, he may learn of information previously unknown, unsuspected, or undiscoverable that might have affected Executive’s decision to enter into this Final Release.  Executive assumes this risk and all other risks of any mistake in entering into this Final Release, and understands and agrees that this Final Release, including, but not limited to, the release and discharge of claims contained in this Article 2, will remain in full force and effect in all of its aspects, even if such additional information becomes known.
2.5 No Existing Claims/Assisting With Claims.  As a material part of this Final Release, Executive represents and warrants that he has not initiated any suit, action, or arbitration before any federal, state, or local judicial, administrative, or other forum, with respect to any matter arising out of or connected with his employment with the Company or the termination of that employment.  Except as may be required by subpoena, court order, or other force of law, Executive agrees not to assist any person or entity in commencing or prosecuting any action or proceeding against any Released Party connected to any and all matters arising from any event that has occurred up to the date that Executive signed this Final Release, except as otherwise permitted by the terms of this Final Release.
2.6 Indemnification.  Executive agrees to defend, indemnify, and hold harmless the Released Parties from and against all losses, costs, damages, or expenses, including, without limitation, reasonable attorneys’ fees incurred, arising out of a breach of this Article 2.
Article 3.   Older Workers’ Benefit Protection Act Provisions
3.1 Knowing and Voluntary Release of Claims.  Executive acknowledges and agrees that, under Article 2 (Waiver and Release of Claims), he is knowingly and voluntarily, free from duress and as a result of Executive’s own free will, waiving rights and claims under the ADEA arising on or before the day he signs this Final Release that he may have against the Released Parties.  Executive further acknowledges and agrees that nothing has interfered with his ability to read and understand the terms of this Final Release.

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3.2 Consideration Period.  Executive has twenty-one (21) calendar days from the date the original Final Release was given to him (which was January 19, 2022) to consider this Final Release before signing it (“Consideration Period”).  Executive agrees that any modifications, material or otherwise, made to this Final Release do not restart or affect in any manner the Consideration Period.  This Final Release must be signed by Executive and received by the Company’s President and Chief Executive Officer no later than the end of the Consideration Period.  If Executive does not sign and return this Final Release within the Consideration Period, it will not become effective or enforceable, and Executive shall not be entitled to receive the Separation Payment or Consultant Fee that the Company might otherwise be obligated to provide under Section 1.2 and Section 2.5 of the Separation Agreement.
3.3 Revocation Period.  Executive has seven (7) calendar days after signing this Final Release to revoke it (“Revocation Period”).  To revoke this Final Release after signing it, Executive must deliver to (and it must be received by) the Company’s President and Chief Executive Officer a written notice of revocation before the Revocation Period expires.  If Executive revokes this Final Release before the Revocation Period expires, it will not become effective or enforceable, and he shall not be entitled to receive the Separation Payment or Consultant Fee that the Company might otherwise be obligated to provide under Section 1.2 and Section 2.5 of the Separation Agreement.
3.4 Opportunity to Consult Legal Counsel.  Executive is advised and encouraged to consult with an attorney before signing this Final Release.  Executive acknowledges that he has had adequate time to consult legal counsel before signing this Final Release, and that he is solely responsible for any related costs.
3.5 Acceptance.  Executive agrees and accepts this Final Release and acknowledges that he has not signed this Final Release relying on anything not stated in the Separation Agreement or this Final Release.  Executive acknowledges that if he is signing this Final Release before the end of the Consideration Period, he has decided not to use the full Consideration Period, even though he has the right to do so.  Executive represents and warrants that he has all necessary authority to enter into this Final Release and that Executive has not transferred any interest in any claims to his spouse, registered domestic partner, or any third party.
Article 4.  General Provisions
4.1 Separation Date.  The Company will separate Executive from employment effective February 4, 2022 (“Separation Date”).
4.2 Effective Date.  This Final Release shall not become effective until the eighth (8th) calendar day after it is signed by both Executive and the Company (“Effective Date”).  The Company will not unreasonably withhold or delay signing this Final Release upon receiving a signed copy of the Final Release from Executive.
4.3 Forfeiture of Separation Payment and Consulting Fee in the Event of Breach.  If Executive breaches any obligations under this Final Release, Executive understands that he will forfeit, and shall not be entitled to receive, any unpaid Separation Payment or Consultant Fee that the Company might otherwise be obligated to provide under the Separation Agreement, and

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Executive must repay the Company any portion of the Separation Payment and Consultant Fee that he has already received; except that Executive shall not forfeit a pro-rata portion of the Consultant Fee for any month(s) in which Executive Participates in an event pursuant to Section 2.5 of the Separation Agreement, provided his Participation is in accordance with the terms and conditions of Section 2.5 and Section 2.7 of the Separation Agreement (i.e. Executive shall not forfeit one-eleventh of the Consultant Fee for each such month).
4.4 Non-Admission.  This Final Release shall not be construed as an admission by Executive or any Released Party of any liability, breach of any agreement, or violation of any statute, law, regulation, or emergency order or proclamation; nor shall it be construed as an admission of any deficient performance or breach of any professional obligation.
4.5 Successors and Assigns.  Executive’s obligations under this Final Release will bind his heirs, successors, executors, administrators, representatives, attorneys, and assigns to the benefit of the Company.  The Company shall have the right to assign this Final Release to any of the Company’s successors, assigns, or Company Affiliates (defined in Section 2.6(a) of the Separation Agreement).  This Final Release shall be binding upon the successors and permitted assigns of the Company.
4.6 Governing Law and Interpretation.  This Final Release is governed by the laws of the state of Washington, without giving effect to the rules governing the conflicts of laws, and regardless of whether a party changes domicile or residence; provided, however, that parol evidence shall not be admissible to alter, vary, or supplement the terms of this Final Release.  The headings in this Final Release are for convenience only and shall not affect the meaning of the terms as set out in the text.  This Final Release was the result of negotiations between the Parties.  In the event of vagueness, ambiguity, or uncertainty, this Final Release shall not be construed against the Party preparing it, but shall be construed as if both Parties prepared it jointly.
4.7 Dispute Resolution; Enforcement.  The Parties agree that any dispute, claim, or controversy arising from or related to this Final Release (or breach thereof), is subject to Section 5.7 of the Separation Agreement, which is hereby incorporated by reference.
4.8 Waiver.  If Executive or the Company fails to enforce this Final Release or insist on performance of any term, that failure does not constitute a waiver of that term or of this Final Release.
4.9 Severability.  The Parties agree that if any of the provisions of this Final Release are held to be invalid or unenforceable, the remaining provisions shall nevertheless continue to be valid and enforceable.  However, if any portion of the release and waiver language in Article 2 (Waiver and Release of Claims) is ruled unenforceable for any reason, Executive agrees to use his best efforts to negotiate in good faith an enforceable release and waiver, and the Company may void the Final Release within sixty (60) days following receipt of written notice of the invalidity or unenforceability.
4.10 Complete Agreement and Modification.  This Final Release represents and contains the entire understanding between the Parties in connection with the subject matter of this Final Release.  Executive acknowledges that in addition to this Final Release, Executive is bound by the

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Separation Agreement and the provisions of Employment Agreement signed by the Parties on or around December 31, 2018, that survive termination of Executive’s employment (collectively, “Additional Agreements”), which the Parties agree remain in full force and effect.  It is expressly acknowledged and recognized by all Parties that there are no oral or written collateral agreements, understandings, or representations between the Parties, other than as contained in this Final Release and the Additional Agreements.  Any modifications to this Final Release must be in writing and signed by both Parties to be effective.
4.11 Counterparts; Electronic Signature.  For the convenience of the Parties, this Final Release may be executed by facsimile, scanned e-mail copy, or electronic signature, and in any number of counterparts, all of which when taken together shall constitute one and the same Final Release.
AGREED BY:
RIVERVIEW BANCORP, INC.	RIVERVIEW COMMUNITY BANK
________________________________________	________________________________________
By: _____________________________________	By: _____________________________________
Its: _____________________________________	Its: _____________________________________
Date: ____________________________________	Date: ____________________________________
KIM CAPELOTO
_________________________________________
Date: ____________________________________

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